Exhibit 99

[WENDY’S INTERNATIONAL, INC. LOGO]

Wendy’s International, Inc. announces fourth-quarter same-store sales

December yields seventh-consecutive positive same-store sales period and strongest monthly performance since May 2004

DUBLIN, Ohio (January 5, 2007) – Wendy’s International, Inc. (NYSE: WEN) today announced preliminary same-store sales of 3.1% at U.S. company stores and 2.7% at U.S. franchised restaurants for its fourth quarter, which ended on Sunday, December 31.

“We closed the year with same-store sales of 6.1% in December, which is our strongest month in two and a half years,” said Chief Executive Officer and President Kerrii Anderson. “We have made tremendous progress in improving our sales performance in the past three quarters, after a difficult first quarter. We are proud that we achieved positive same-store sales for the full year in 2006.

“We are also pleased that we finished the year with company store average unit volumes of $1.4 million, which equals the all-time high for Wendy’s®.”

In October, Wendy’s promoted its 99-cent junior bacon cheeseburger and 99-cent crispy chicken sandwich. Wendy’s promoted its new Double Melt cheeseburgers and also introduced a reloadable gift card program in November. During December, Wendy’s reintroduced its Chicken Club sandwich, featuring a chicken fillet, natural Swiss cheese, bacon, mayonnaise, tomato and lettuce on a Kaiser roll.

“Our strong promotional calendar, menu management, product innovation and improved marketing have been the driving forces behind the positive sales momentum we have generated over the past three quarters,” Anderson said. “We expect to see similar quarterly sales results in the coming year and anticipate a strong start in 2007.

“We are working diligently to improve all aspects of operations – friendliness, speed of service, order accuracy and cleanliness of our restaurants – to drive transactions during 2007,” Anderson said. “We believe the best way to improve the financial performance of our restaurants is with better operations.

“We also plan to invest approximately $60 million in 2007 to upgrade our existing company restaurants, in addition to the $25 million in incentives we will offer to franchisees who remodel their stores according to our standards,” Anderson said. “This is consistent with our previously announced plan to slow development and focus on driving sales and profits in our existing restaurants.”

Preliminary Fourth-Quarter Same-Store Sales Summary

	4Q 2006	4Q 2005	2006 YTD
U.S. Company	3.1%	(2.9%)	0.8%
U.S. Franchise	2.7%	(1.9%)	0.6%

Monthly Same-Store Sales Summary for October, November and December

	Oct. 2006	Oct. 2005	Nov. 2006	Nov. 2005	Dec. 2006	Dec. 2005
U.S. Company	1.8%	(2.1%)	2.1%	(2.4%)	6.1%	(4.0%)
U.S. Franchise	0.8%	(1.0%)	2.4%	(1.6%)	5.6%	(3.3%)

Fourth-quarter outlook

The Company previously announced that its fourth-quarter beef costs were approximately 4% lower in 2006 than in the fourth quarter of 2005, and that it expects to realize $5 million to $6 million in incremental interest income due to a higher cash balance relative to the fourth quarter of 2005.

The Company also anticipates that it will incur additional costs in the fourth quarter, including $4 million to $8 million in pretax charges for the closure of certain underperforming Wendy’s restaurants and approximately $4 million in pretax expense for research and development related to its breakfast test. In addition, the Company expects to record higher expense for performance-based incentive compensation in the fourth quarter of 2006 commensurate with improved second-half core operating results compared to 2005.

Wendy’s to promote new deluxe value meals, cranberry pecan chicken salad in first quarter

In January, Wendy’s is promoting its new double junior cheeseburger and crispy chicken deluxe value meals. These combo meals include a sandwich, small order of fries and a 20-ounce cold drink at a suggested price of $2.99. Wendy’s will also add a new limited-time seasonal cranberry pecan chicken salad in the first quarter, featuring spring mix greens, Mandarin oranges, chicken, dried cranberries and pecans, with a berry balsamic vinaigrette dressing.

In February, Wendy’s will promote several limited-time sandwiches locally, including the bacon mushroom melt cheeseburger, Mozzarella Lovers’ Bacon Cheeseburger®, bacon Swiss chicken sandwich and bacon Swiss cheeseburger.

Company to release fourth-quarter earnings February 2; host analyst meeting February 5

The Company will release fourth-quarter earnings at approximately 8:00 a.m. on Friday, February 2.

The Company also plans to host a meeting for analysts and investors to discuss its updated strategic plan and financial outlook for 2007 on Monday, February 5 from 11:00 a.m. to approximately 3:30 p.m. EST. The meeting, which will be available simultaneously as a conference call and webcast, will be held at the Company’s headquarters in Dublin, Ohio. Interested parties can:

•	Attend in person at Wendy’s International headquarters, One Dave Thomas Boulevard; Dublin, Ohio; 43017: RSVP to Karren Martin-Huth at (614) 764-3138 or karren_martin-huth@wendys.com by January 15.

•	Listen to a simultaneous conference call: The dial-in number is (877) 572-6014 (North America) or (706) 679-4852 (outside of North America). No need to register in advance.

•	Listen to a simultaneous web cast at www.wendys-invest.com; the call will be archived at that site.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest and most successful restaurant operating and franchising companies, with full ownership in its flagship brand, Wendy’s Old Fashioned Hamburgers®, and investments in two other quality brands, Cafe Express and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

ANALYST / MEDIA CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.